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                                  EXHIBIT 10.1

       NONQUALIFIED STOCK OPTION AGREEMENT BY AND BETWEEN THE REGISTRANT
                  AND RICHARD GARNER, DATED FEBRUARY 13, 1998



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                      NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made, effective as of the 13th day of February, 1998, by and between The Colonial BancGroup, Inc., a corporation organized under the laws of Delaware (hereinafter referred to as "BancGroup"), and Richard Garner

(hereinafter referred to as "Optionee").

     WHEREAS, Optionee is a valuable and trusted employee of BancGroup (or a subsidiary of BancGroup), and BancGroup considers it desirable and in its best interest that Optionee be given an inducement to acquire a further proprietary interest in BancGroup, and an added incentive to advance the interests of

BancGroup by possessing an option to purchase voting shares of BancGroup.

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

     Grant of Option.

     1.  BancGroup hereby grants to Optionee the right, privilege, and option to purchase 19,300 shares of its Common Stock at the purchase price of $15.17 per share in the manner and subject to the conditions hereinafter provided.

Reference is made to that certain Employment Agreement by and between BancGroup and Optionee dated as of February 12, 1998 (the "Employment Agreement"). This

option agreement shall predominate in the event of any inconsistency between this Agreement and the Employment Agreement in regard to the options granted herein.

     2.  Time of Exercise of Option.

         The aforesaid option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in Section

4 below; provided, however, that the options granted herein shall vest,

provided the Optionee is employed on the anniversary dates set forth herein,

and be exercisable, pursuant to the following vesting schedule: 33.3% on the first anniversary



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of the effective date of this Agreement, 66.6% on the second anniversary of the effective date of this Agreement and 100% on the third anniversary of the effective date of this Agreement. However, if Optionee's employment is terminated for any reason other than (1) for cause as defined in Section 2.2 of the Employment Agreement or (2) voluntarily by Optionee, then the vesting of such options shall be accelerated to 100% on the date of such termination, and

Optionee may exercise the option in full within the time period allowed by

Section 4 of this Agreement.

     3.  Method of Exercise.

         The option shall be exercised by written notice directed to the

Compensation Subcommittee of the Personnel and Compensation Committee of

BancGroup, at its principal place of business, accompanied by a certified or cashier's check in payment of the option price for the number of shares specified and paid for. BancGroup shall make immediate delivery of such shares,

provided that if any law or regulation requires BancGroup to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     4.  Termination of Option.

         Except as herein otherwise stated, the option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

         (a)      the expiration of one year after the date on which Optionee's employment by BancGroup, or any of its subsidiaries, is terminated (except if such termination be by a reason of death);

         (b)      in the event of Optionee's death while in the employ of

BancGroup, or any of its subsidiaries, the person or persons to whom Optionee's rights pass by Will or by the laws of descent and distribution may exercise,

within one (1) year after the date of the appointment of a personal representative for Optionee's estate, the option as to any of the shares not theretofore exercised



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during his lifetime;

         (c)      the February 12, 2008 (being the expiration of ten (10) years from the grant of this option).

         Notwithstanding any provision herein to the contrary, if Optionee's employment is terminated for cause as defined by Section 2.2 of the Employment

Agreement, then all rights granted thereby shall terminate and expire upon such termination.

     5.  Reclassification, Consolidation, or Merger.

         If and to the extent that the number of issued shares of Common Stock of BancGroup shall be increased or reduced by change in par value, split up,

reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionally adjusted. If BancGroup is reorganized or consolidated or merged with another corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion, at an equivalent price, and subject to the same conditions.

For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization,

consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give Optionee additional benefits which

Optionee did not have under the old option, or deprive Optionee of benefits which Optionee had under the old option.

     6.  Rights Prior to Exercise of Option.

         This option is non-transferable by Optionee, except in the event of

Optionee's death as



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provided in Section 4(b) above, and during Optionee's lifetime is exercisable only by Optionee. Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to Optionee of such shares as herein provided.

     7.  Status of Option.

         This option is not intended to be treated as an Incentive Stock Option as defined in the Internal Revenue Code of 1986, as amended.

     8.  Binding Effect.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators,

successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                                    THE COLONIAL BANCGROUP, INC.



                                    By: /s/ W. Flake Oakley, IV
                                       ----------------------------------------
                                        W. Flake Oakley, IV
                                        Secretary



                                        /s/ Richard Garner
                                       ----------------------------------------
                                        Richard Garner



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